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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-08157) and in the Registration Statements on Form S-8 (No. 333-21749 and No. 333-21747) of The Right Start, Inc. of our report dated March 6, 1998, except as to Notes 10 and 16 which are as of September 1, 1998 and Note 15 which is as of October 13, 1998 appearing on page F-1 of this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
December 7, 1998